Exhibit 10.42

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

LCI HOLDING COMPANY, INC.

THIS AGREEMENT (the “Agreement”), dated March 3, 2011 is made by and among LCI Holding Company, Inc., a Delaware corporation (the “Company”), and Phillip B. Douglas, an employee or director of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as the “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock and to carry out the provisions of the 2005 Equity Incentive Plan of LCI Holding Company, Inc. (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the committee appointed to administer the Plan pursuant to Section 7.1 of the Plan (the “Committee”) has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Cause

“Cause” shall mean,

the Board’s determination that the Optionee failed to substantially perform his or her duties for the Company (or one of its Subsidiaries) (other than any such failure resulting from the Optionee’s Disability) which is not remedied within ten (10) days after receipt of written notice from the Company (or one of its Subsidiaries) specifying such failure;

the Board’s determination that the Optionee failed to carry out, or comply with any lawful and reasonable directive of the Board or the Optionee’s immediate supervisor, which is not remedied within ten (10) days after receipt of written notice from the Company (or one of its Subsidiaries) specifying such failure;

the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony;

the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or one of its Subsidiaries’) premises or while performing the Optionee’s duties and responsibilities for the Company (or one of its Subsidiaries); or

the Optionee’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company or one of its Subsidiaries.

Notwithstanding subsection (a), if the Optionee is a party to an employment agreement with the Company (or one of its Subsidiaries), then “Cause” shall be defined in the applicable employment agreement.

Company

“Company” shall have the meaning set forth in the Recitals hereto.

Grant Date

“Grant Date” shall have the meaning set forth in Section 2.1.

Option

“Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Plan

“Plan” shall have the meaning set forth in the Recitals hereto.

GRANT OF OPTION

Grant of Option

In consideration of the Optionee’s agreement to remain in the employ of the Company or one of its Subsidiaries and for other good and valuable consideration, as of the date hereof (the “Grant Date”) the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 450,000 shares of Common Stock, upon the terms and conditions set forth in the Plan and this Agreement. The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person, other than the Optionee’s spouse (if any) or personal tax or financial advisor, the grant of the Option or any of the terms or provisions hereof without the prior approval of the Committee, and the Optionee agrees that, in the discretion of the Committee, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates the non-disclosure provisions of this Section 2.1.

Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan, including, without limitation, Article VI and Sections 8.1, 8.2 and 8.3 thereof.

Option Price

The purchase price of the shares of Common Stock covered by the Option shall be equal to $2.50 per share (without commission or other charge).

EXERCISABILITY

Commencement of Exercisability

The Option shall become exercisable in equal installments over three consecutive years, provided that the Optionee remains continuously employed in active service by the Company (or any of its Subsidiaries) from the Grant Date through each such applicable vesting date, as follows:

Date Option First Exercisable	Cumulative Percentage of Option First Exercisable
March 3, 2012	33 1/3%
March 3, 2013	66 2/3%
March 3, 2014	100%

Notwithstanding the foregoing provisions of this Section 3.1, upon the occurrence of the first Liquidity Event, any portion of the Option that is not yet exercisable shall, immediately prior to the effective date of such Liquidity Event, automatically become exercisable in full.

No portion of the Option which is unexercisable at Termination of Employment or Termination of Directorship shall thereafter become exercisable.

Duration of Exercisability

The installments provided for in Section 3.1(a) are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable pursuant to Section 3.3.

Expiration of Option

The Option may not be exercised to any extent by anyone after the first to occur of the following events:

The expiration of ten (10) years from the date the Option was granted;

Except as the Committee may otherwise approve, ninety (90) days following the date of the Optionee’s Termination of Employment or Termination of Directorship for any reason other than Cause, death or Disability;

Except as the Committee may otherwise approve, the date of the Optionee’s Termination of Employment or Termination of Directorship by reason of termination by the Company for Cause;

Except as the Committee may otherwise approve, twelve (12) months following the Optionee’s Termination of Employment or Termination of Directorship by reason of death or Disability; or

Except as the Committee may otherwise approve and in accordance with the provisions of Article VIII of the Plan, the occurrence of a Liquidity Event, provided that any portion of the Option, which is exercisable as of the occurrence of the Liquidity Event, may be exercised concurrently therewith (or earlier if provided by the Committee).

Except as the Company may otherwise agree with the undersigned with respect to the Option, if there is a Termination of Employment of the undersigned, the Company or the Investors shall have the right to purchase all or any portion of the Option (or the shares of Common Stock issued upon the exercise thereof) held by such holder or originally issued to such holder but held by one or more Permitted Transferees (as defined in the Stockholders Agreement) (collectively, the “Optionholder Call Group”) that is then exercisable on the following terms (the “Call Option”):

Termination of Employment.

Death, Disability, Retirement, Termination other than for Cause or Termination for Good Reason. If such Termination of Employment is (i) the result of the death or disability of the undersigned or the retirement of the undersigned at age 66, (ii) by the Company other than for Cause or (iii) by the undersigned for Good Reason then, in any such event, the Company may purchase all or any portion of the Option that is then exercisable and held by the undersigned (or Permitted Transferee, if applicable) and the shares of Common Stock previously purchased upon full or partial exercise of such Option at a price equal to the greater of (A) $.01 per share of Common Stock to be purchased (or underlying the portion of the Option to be purchased), and (B) the Fair Market Value of the shares of Common Stock to be purchased or, in the case of any portion of the Option to be purchased, the difference between (1) the Fair Market Value of the shares of Common Stock underlying the portion of the Option to be purchased, minus (2) the aggregate purchase price of such shares of Common Stock as set forth in Section 2.3.

For Cause. If such Termination of Employment is by the Company for Cause then the Company may purchase all or any portion of the Option that is then exercisable and held by the undersigned (or Permitted Transferee, if applicable) at a price equal the par value of the shares of Common Stock to be purchased (or underlying the portion of the Option to be purchased).

Other than for Good Reason. If such Termination of Employment is by the undersigned other than for Good Reason, then the Company may purchase all or any portion of the Option that is then excercisable and held by the undersigned (or Permitted Transferee, if applicable) and the shares of Common Stock previously purchased upon full or partial exercise of such Option at a price equal to:

In the case of any such Termination of Employment occurring on or prior to January 1, 2009, the lesser of (A) the Net Book Value of the shares of Common Stock to be purchased (or underlying the portion of the Option to be purchased), and (B) the Fair Market Value of the shares of Common Stock to be purchased or, in the case of any portion of the Option to be purchased, the difference between (1) the Fair Market Value of the shares of Common Stock underlying the portion of the Option to be purchased, minus (2) the aggregate purchase price of such shares of Common Stock as set forth in Section 2.3; and

In the case of any such Termination of Employment occurring after January 1, 2009, the Fair Market Value of the shares of Common Stock to be purchased or, in the case of any portion of the Option to be purchased, the difference between (1) the

Fair Market Value of the shares of Common Stock underlying the portion of the Option to be purchased, minus (2) the aggregate purchase price of such shares of Common Stock as set forth in Section 2.3.

Notices; Investors’ Rights, Etc.

Any Call Option may be exercised by the Company by delivery of written notice thereof (the “Call Notice”) to all members of the Optionholder Call Group not later than the later of (A) the 90th day after the last day on which any Options held by the Optionee are exercisable, and (B) the 60th day after the Termination of Employment (such period, a “Call Option Exercise Period”). The Call Notice shall state that the Company has elected to exercise the Call Option, and the number and price of the shares of Stock with respect to which the Call Option is being exercised.

If the Company does not deliver a Call Notice in accordance with the terms of clause (ii)(A) above, the Investors shall have the right to exercise the Call Option by delivering a Call Notice to all members of the Optionholder Call Group not later than the later of (A) the 90th day after the last day on which any Options held by the Optionee are exercisable, and (B) the 70th day after the Termination of Employment (such period, a “Call Option Exercise Period”) by following the procedure, and complying with the terms and conditions, set forth in the remainder of this Section 3.3(b) as if they were the Company.

Payment of Purchase Price. The Company or the Investors shall provide consideration to the undersigned equal to the purchase price set forth in clause (i) above at the closing of any such purchase. Such consideration shall be (i) in cash or (ii) to the extent any such cash payment would constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any agreement for borrowed money to which the Company or any of its subsidiaries are, from time to time, a party, an interest bearing promissory note, which promissory note will be payable when a Liquidity Event or Initial Public Offering (as defined in the Stockholders Agreement) occurs.

Closing. The closing of any purchase of Common Stock or Options pursuant to this Section 3.3(b) shall take place as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Call Option Exercise Period at the principal office of the Company, or at such other time and location as the parties to such purchase may mutually determine. At the closing of any purchase of Common Stock or Options following the exercise of any Call Option, the holders of the Common Stock or Options to be sold shall deliver to the Company a certificate or certificates representing the Common Stock or Options to be purchased by the Company or the purchasing Investors free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed and, in the case of Common Stock, duly endorsed or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, and the Company or the purchasing Investors shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds or such other consideration, as may be applicable, the purchase price of the Common Stock or Options being purchased. The delivery of a certificate or certificates for Common Stock or Options by any Person selling Common Stock or Options pursuant to any Call Option shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Common Stock or Options; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Common Stock or Options as contemplated; (iii) such Common Stock or Option is free and clear of any and all liens or encumbrances and (iv) there is no Adverse Claim (as defined in the Stockholders Agreement) with respect to such Common Stock or Options.

Acknowledgment. The undersigned acknowledges and agrees that neither the Company, any Investor nor any Person directly or indirectly affiliated with the Company or any Investor (in each case whether as a partner, director, officer, manager, employee, agent or otherwise) shall have any duty or obligation to affirmatively disclose to the undersigned, and the undersigned shall not have any right to be advised of, any material information regarding the Company or otherwise at any time prior to, upon, or in connection with any Termination of Employment upon the exercise of any Call Option or any purchase of the Common Stock or Options in accordance with the terms hereof.

For purposes of this Agreement, the following terms shall have the following meanings:

“Cause” shall have the meaning set forth in the Plan unless the undersigned is party to an employment contract with the Company, in which case “Cause” shall have the meaning set forth in such employment contract with the Company.

“Fair Market Value” shall mean, as to each share of Common Stock as to which the same is to be calculated, the Board’s good faith determination of the fair market value of such share of Common Stock as of the applicable reference date.

“Good Reason” shall have the meaning set forth in the Plan unless the undersigned is party to an employment contract with the Company, in which case “Good Reason” shall have the meaning set forth in such employment contract with the Company.

“Net Book Value” shall mean, as to each share of Common Stock as to which the same is to be calculated, the Board’s good faith determination of the net book value of such share of Common Stock as of the applicable reference date.

“Investors” shall have the meaning ascribed thereto in the Stockholders Agreement.

“Stockholders Agreement” shall mean the Stockholders Agreement dated as of August 11, 2005, as amended, among the Company, the stockholders of the Company party thereto and the other parties thereto), as the same may be amended from time to time and in effect on the date of determination.

Period. The foregoing provisions of this Section 3.3(b) shall expire upon the closing of the Initial Public Offering (as defined in the Stockholders Agreement).

If the Company has a right to repurchase the Optionee’s shares of Common Stock pursuant to the provisions of Section 3.3(b), the Company may exercise such call right regardless of whether the Optionee continues to have a right to exercise the Option under Section 3.3(a).

Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than the minimum annual, exercisable installment set forth in Section 3.1 and shall be for whole shares only.

Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article VI of the Plan.

Manner of Exercise

To the extent permitted by law or the applicable listing and/or securities rules, if any, the Optionee may pay for the shares of Common Stock with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) the delivery of shares of Common Stock which have been owned by the Optionee for at least six months (or such other period of time as the Committee may determine), duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof or (iii) the surrender of shares of Common Stock then issuable upon exercise of the Option, having a Fair Market Value on the date of such exercise equal to the aggregate exercise price of the Option (or the exercised portion thereof).

Subject to any applicable legal conditions or restrictions, the Company shall, upon the Optionee’s request, withhold from the shares of Common Stock otherwise issuable to the Optionee upon the exercise of the Option or any portion thereof a number of whole shares of Common Stock having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting). Any adverse consequences to the Optionee arising in connection with the share withholding procedure set forth in the preceding sentence shall be the sole responsibility of the Optionee.

OTHER PROVISIONS

Not a Contract of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment agreement executed by and between the Company and the Optionee and approved by the Board.

Shares Subject to Plan and Stockholders Agreement

The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement, including without limitation, the restrictions set forth in Section 6.6 of the Plan.

Construction

This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Amendment, Suspension and Termination

The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, including in accordance with the provisions of Section 8.3 of the Plan, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, materially, adversely alter or impair any rights or obligations under the Option.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

LCI HOLDING COMPANY, INC.

By:	/s/ Chris A. Walker
Name:	Chris A. Walker
Title:	Chief Financial Officer

OPTIONEE:

/s/ Phillip B. Douglas
Name: Phillip B. Douglas

Address:

Optionee’s Taxpayer Identification Number: